EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANT

We consent to the inclusion in the Form 11-K of our report dated May 14, 2004, on the audit of the financial statements of the Range Resources Corporation 401(k) Plan as of December 31, 2003 and for the year then ended, and for the supplemental schedule as of December 31, 2003.

/s/ Whitley Perm

Fort Worth, Texas
May 14, 2004

F-14